Exhibit 99.1

Lennox International Announces 2013 Financial Guidance

DALLAS, December 12, 2012 – Lennox International Inc. (NYSE: LII) today announced its financial guidance for 2013. The company expects:

•	Revenue growth of 2-6%, with a neutral impact from foreign exchange

•	Adjusted and GAAP earnings per share from continuing operations of $3.15-$3.55

•	Tax rate of 34-35%

•	Stock repurchases of $100 million

•	Capital expenditures of approximately $60 million

The company also reiterated its revenue and EPS guidance ranges for the full year of 2012:

•	Revenue growth of 4-6%, including 1 point of negative impact from foreign exchange

•	Adjusted earnings per share from continuing operations of $2.60-$2.80

•	GAAP earnings per share from continuing operations of $2.55-$2.75

•	Tax rate of 33-34%

•	Stock repurchases of $50 million

•	Capital expenditures are now expected to be approximately $50 million, down from prior guidance of approximately $55 million.

As previously announced, Lennox International is hosting an investment community meeting in New York today, starting at 9:00 a.m. Eastern time. The company will discuss strategic, operating, and financial information, including the company’s outlook for 2013 and beyond. The presentation will be webcast and the presentation materials will be accessible on the company’s website at http://www.lennoxinternational.com.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

Forward-Looking Statements

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2012 and 2013, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, a decline in new construction activity and the related demand for products and services and the timing, terms (including sales proceeds realized) and conditions of the divestiture of Service Experts and costs associated with such transaction. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(In millions, except per share data)

Use of Non-GAAP Financial Measures

To supplement the Company’s estimated 2012 and 2013 financial results presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following table. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and operating performance.

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations—Diluted, a Non-GAAP Measure, to Income per Share from Continuing Operations—Diluted, a GAAP Measure

	For the Year Ended December 31, 2013 ESTIMATED	For the Year Ended December 31, 2012 ESTIMATED
Adjusted income per share from continuing operations—diluted, a Non-GAAP measure	$3.15 – $3.55	$2.60 – $2.80
Restructuring charges	—	(0.05)

Income per share from continuing operations—diluted, a GAAP measure	$3.15 – $3.55	$2.55 – $2.75

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